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                                                                   Exhibit 10.14


                   Executive Supplemental Pension Agreement

AGREEMENT by and between IWC Resources Corporation, an Indiana Corporation (the "Company") and James T. Morris (the "Executive") dated as of the 13th day of January, 1998.

The Board of Directors of the Company has formerly, through the authorized actions of its duly appointed Compensation Committee, approved provisions incident to the former Executive Employment (a/k/a Change of Control) Agreement ("Agreement") that created a supplemental pension in the event of a change of control of the Company and separation from service by the Executive.

The Executive, by acknowledgment and release dated March 25, 1997, discharged and released Speedway Acquisition Corp. and its subsidiaries and affiliates from all obligations and liabilities under the Agreement.

Speedway Acquisition Corp. merged with IWC Resources Corporation March 25, 1997, survived the merger and was renamed IWC Resources Corporation.

The Company and the Executive seek to eliminate uncertainties and risks related to the supplemental pension status formerly granted and to provide the Executive with a supplemental pension benefit upon a separation from service which ensures that expectations of the Executive under the former Agreement will be satisfied.

NOW, THEREFORE IT IS AGREED AS FOLLOWS:

1.   The Executive is indefeasibly vested in a pension benefit.

2.   The pension benefit has two components:

     (a) The amount payable annually to the Executive at the time of separation from service on a qualified life annuity basis from the IWC Resources defined benefit plan, and

     (b) A Supplemental Amount payable from the general assets of the Company, which when added to the annuity referred to in 2(a) above, yields a combined benefit amount of $43,643 on an annual basis for the life of the Executive.

3. The total annual benefit of $43,643 represents a provision calculated and intended to overcome actuarial and Plan-provided discounts that apply to retirement or separation from service prior to the Executive attaining age 65.

4. The Supplemental Amount determined under 2(b) above and payable from the general assets of the Company is only available to the Executive in the form of an annuity, unless the parties agree otherwise in writing, regardless of whether the Executive elects a lump sum distribution on the qualified plan element of the benefit.


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5.   The Supplemental Amount determined under 2(b) above and payable from the general assets of the Company shall, in the event of the death of the Executive, be payable to his spouse, if she survives him for the duration of her life and shall then terminate.

6. This Agreement in no way alters, limits, or enhances the Executive's benefits available under or participation in IWC Resources Corporation Pension Plan, or in the deferred Compensation arrangement provided in
     Section 3(b) of the Executive's Employment Agreement dated March 25, 1997.

7. The Company may withhold from any amount payable under this Agreement such Federal, State of local taxes as shall be required by law.

8. All notices and other communication hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:         8191 N. Pennsylvania Street
                                       Indianapolis, IN 46240

          If to the Company:           1220 Waterway Blvd.
                                       Indianapolis, IN 46202

          Attention:                   Corporate Secretary and
                                       General Counsel

     or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



/s/ James T. Morris                    IWC Resources Corporation
--------------------------
[Executive]

                                       By: /s/ David A. Kelly
                                          ---------------------------

                                       Title: Executive Vice President
                                              ------------------------


Attest:

/s/ [SIGNATURE APPEARS HERE], Secretary
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